Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with this Amendment No. 1 to the annual report on Form 10-K of Energy XXI Ltd (the “Company”), as filed with the Securities and Exchange Commission on September 27, 2016 (as amended, the “Report”), John D. Schiller, Jr., Chief Executive Officer of the Company and Bruce W. Busmire, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2016

/s/ JOHN D. SCHILLER, JR.
John D. Schiller, Jr.
Chief Executive Officer

Date: October 28, 2016

/s/ BRUCE W. BUSMIRE
Bruce W. Busmire
Chief Financial Officer